As filed with the Securities and Exchange Commission on August 23, 2000
                                                      Registration No. 333-42308
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                PMC-SIERRA, INC.
             (Exact name of Registrant as specified in its charter)


           Delaware                                                94-2925073
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                            Identification Number)


                       900 East Hamilton Avenue, Suite 250
                           Campbell, California 95008
                                 (408) 626-2000

       (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)


                          The Corporation Trust Company
                               1209 Orange Street
                           Wilmington, Delaware 19801

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:

                                   Neil Wolff
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                              Palo Alto, CA 94304
                                 (650) 493-9300


         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration
statement for the same offering. [   ]

         If delivery of the  prospectus  is expected to be made pursuant to Rule
434, please check the following box. [   ]


                         CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Amount of
  Title of Each Class of              Amount             Proposed Maximum Offering    Proposed Maximum Aggregate    Registration
  Securities to be Registered     to be Registered (1)         Price Per Unit (2)          Offering Price (2)           Fee (3)
-----------------------------   ----------------------   -------------------------    --------------------------   --------------
Common Stock, $.001 par value        1,214,934                  $196.63                   $238,892,472.42             $63,067.61
-----------------------------   ----------------------   -------------------------    --------------------------   ---------------

(1) The amount to be registered in this Amendment No. 1 to the Registration Statement is reduced by 3,483 shares from 1,218,417 shares as filed in the original Registration Statement on July 27, 2000 (No. 333-42308).

(2) This price was used for the purpose of determining the registration fee in the original filing and was calculated in accordance with Rule 457(c) under the Securities Act on the basis of the average of the high and low prices of PMC's common stock on July 26, 2000 as quoted on the Nasdaq National Market.

(3)   $63,067.61 of the registration fee was previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission (the "Commission"), acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
Information contained in this prospectus is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.
--------------------------------------------------------------------------------


                              SUBJECT TO COMPLETION

                                PMC-SIERRA, INC.

                        1,214,934 SHARES OF COMMON STOCK

         We are offering up to 1,214,934 shares of our common stock held by several selling stockholders listed from page 4 to page 6 of this prospectus (the "Shares"). The Shares were issued or became issuable to the selling stockholders on June 27, 2000 by virtue of the merger of a subsidiary of PMC-Sierra, Inc., with and into Malleable Technologies, Inc., a California corporation. The issuance of the Shares was exempt from the registration requirements of the Securities Act of 1933.

         The selling stockholders may sell or distribute the Shares through underwriters, dealers, brokers or other agents, or directly to one or more purchasers. The price may be the market price prevailing at the time of sale or a price privately negotiated.

         We will not receive any of the proceeds from the sale of the Shares. However, we will pay substantially all expenses incident to their registration.

         Our common stock is quoted on the Nasdaq National Market under the symbol "PMCS." On August 22, 2000, the last reported sale price of our common stock was $225.31 per share.

         INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" LOCATED ON PAGE 2 OF THIS PROSPECTUS.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE PMC COMMON STOCK TO BE ISSUED IN CONNECTION WITH THIS PROSPECTUS OR DETERMINED WHETHER THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this prospectus is August 23, 2000

         YOU SHOULD RELY ONLY ON INFORMATION OR REPRESENTATIONS CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. NO ONE HAS BEEN AUTHORIZED TO PROVIDE YOU WITH ANY DIFFERENT INFORMATION.

         Our business and affairs may change following the date of this prospectus. We do not have an obligation to update the information in this prospectus after the date on the cover page.

                       WHERE YOU CAN FIND MORE INFORMATION

         PMC files annual, quarterly and current reports, proxy and information statements and other information with the Commission. You can inspect and copy these reports, proxy and information statements and other information concerning PMC at the Commission's public reference facilities at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Chicago, Suite 1400, Illinois 60661-2511 and Seven World Trade Center, 13th Floor, New York, New York 10048. Information on the operation of the Public Reference Room is available by calling the Commission at 1-800-SEC-0330. The SEC also maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information about PMC.

         This prospectus is part of the Registration Statement on Form S-3 that PMC filed with the commission to register shares of its common stock. This prospectus does not contain all of the information contained in the Registration Statement. Parts of documents are incorporated by reference into this prospectus. You should read these documents in their entirety rather than relying just on the parts incorporated by reference. Some of these documents are exhibits to the Registration Statement. The Registration Statement together with its exhibits can be inspected and copied at the public reference facilities and regional offices of the Commission referred to above.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, which have been filed by PMC with the Commission pursuant to the Securities Exchange Act of 1934 ("Exchange Act"), are incorporated by reference and made a part of this prospectus:

         1. PMC's Registration Statement on Form S-4 dated July 20, 2000, as amended;

         2. PMC's Annual Report on Form 10-K for the fiscal year ended December 26, 1999, as amended;

         3. PMC's Proxy Statement for the 2000 Annual Meeting of Stockholders;

         4. PMC's Quarterly Report on Form 10-Q for the quarter ended March 26, 2000 and June 25, 2000, as amended;

         5. PMC's Current Reports on Form 8-K dated March 20, 2000, April 12, 2000, June 20, 2000, June 30, 2000, July 12, 2000 and July 25, 2000,
            as amended; and

         6. all reports, definitive proxy statements and other documents filed by PMC with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering.

         Any statement in this prospectus incorporated by reference is only incorporated to the extent that other statements in this prospectus do not modify or supersede it.

         You may request a copy of any and all of the documents or information referred to above that has been or may be incorporated by reference in this prospectus (excluding exhibits to such documents unless such exhibits are specifically incorporated by reference). Requests should be directed in writing or by phone to:

                                PMC-Sierra, Inc.
                               Investor Relations
                       900 East Hamilton Avenue, Suite 250
                           Campbell, California 95008
                        Telephone Number: (408) 626-2000

PMC will provide these documents and information to you without charge.

                                   THE COMPANY

         PMC was incorporated in the State of California in 1983 and reincorporated into the State of Delaware in 1997. All references to "PMC," "we" or "us" are to PMC-Sierra, Inc. and include its subsidiaries, unless the context requires otherwise. Our principal executive office is located at 900 East Hamilton Avenue, Suite 250, Campbell, California 95008. Our telephone number at that location is (408) 626-6000. Our Common Stock trades on the Nasdaq National Market under the symbol "PMCS."

         We design, develop, market and support high-performance semiconductor networking solutions. Our products are used in the high speed transmission and networking systems which are being used to restructure the global telecommunications and data communications infrastructure.

         We provide components for equipment based on Asynchronous Transfer Mode ("ATM"), Synchronized Optical Network ("SONET"), Synchronized Digital Hierarchy ("SDH"), T1/E1/J1 and T3/E3/J2 access transmission and Ethernet protocols. Our networking products adhere to international standards and are sold on the merchant market to over 100 customers either directly or through our worldwide distribution channels.

                   SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

         Some statements and information in this prospectus constitute "forward-looking statements" within the meaning of the federal securities laws. Our results, performance or achievements may be materially different from those expressed or implied by such forward-looking statements. We may not, nor are we obligated to, release revisions to forward-looking statements to reflect subsequent events.

                                  RISK FACTORS

         An investment in the Shares involves a high degree of risk. In addition to the other information contained in this prospectus, before purchasing the shares, prospective investors should carefully consider the risk factors described as "Risks related to PMC" in PMC's Registration Statement on Form S-4, filed with the Commission on July 20, 2000.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the Shares covered by this prospectus. We will, however, pay substantially all expenses related to the registration of the shares.

                              SELLING STOCKHOLDERS

         The name of each selling stockholder and the aggregate number of shares of common stock registered by this Registration Statement that each selling stockholder may offer and sell are set out in the table below. Because the selling stockholders may sell or distribute all or a portion of the Shares at any time and from time to time after the date of this prospectus, we cannot estimate the number of shares of common stock that each selling stockholder may have upon completion of this offering. As of the date of this prospectus, the selling stockholders that are identified with an asterisk next to their names currently serve as employees, directors or consultants of Malleable Technologies, Inc.:


                                                    Shares to be Offered for the
   Selling Stockholder                                      Selling Stockholder
  ------------------------------------------------  ----------------------------
  Curtis W. Abbott*                                                 621,246

  Kenneth Abbott                                                      1,046

  Lois Ann Abbott                                                     2,616

  Paul Abbott                                                         1,046

  Syed Ali*                                                          52,337

  Alliance Semiconductor Corporation                                 78,506

  Gregory William Bakker*                                            14,131

  Raminen Behbehanian                                                 1,831

  Barrington Partners, LLC                                           26,168

  Cheryl Boyer*                                                         523

  Christof Braun*                                                       654

  Marco Chew*                                                         1,884

  Vicki Crandall*                                                       130

  David Davies*                                                      11,827

  Philip Dickinson*                                                   6,803

  DIVA Systems Corporation                                          124,221

  John Doyle*                                                        10,465

  Simon Duxbury*                                                      3,434

  Galaxy Venture Partners, LLC                                       26,168

  Ahmad Ghaemmaghani*                                                 7,850

  Chris Goode                                                         1,308

  Harri Hakkarainen*                                                  5,233

  Sina Jafroodi*                                                      5,757

  Sandesh Kaveripatnam*                                               2,302

  George Kern                                                         3,663

  George Kern, Jr.                                                      523

  Matthew Kern                                                          523

  Mitchell Kern                                                         523

  Jane Krumm                                                          1,046

  Sifuel Ku*                                                         11,514

  Yelleshpur A. Kumar*                                                5,757

  Atsushi Kurosawa*                                                   1,046

  Adam Levinthal*                                                     6,200

  Charles Matar*                                                      4,448

  Michael Meschke*                                                    3,977

  Kayvan Mozaffari*                                                     314

  Norcomp Inc.*                                                         314

  Patrick O'Connell*                                                  3,140

  Sheida Otmishi*                                                     3,139

  Michael C. Philips                                                    523

  Grant Pierce                                                        5,232

  Alison Quackenbush                                                  1,046

  Tim Rea                                                             5,233

  David Recker*                                                       3,977

  Behrooz Rezvani*                                                      915

  Randy Sexton*                                                       8,897

  Jack Shabel*                                                        4,187

  Homayoun Shahki*                                                   34,803

  Rick Smith*                                                         2,616

  Alexander Soohoo*                                                   5,756

  Cynthia Stainton*                                                   3,663

  Winston Sun*                                                       12,037

  Kenneth Tang*                                                       3,140

  Tushar Tank*                                                        5,134

  Michael Tao*                                                        4,187

  Edwin H. Taylor*                                                    6,070

  Reynold Wang*                                                       3,140

  Telle Whitney*                                                     40,298

  Randy Wigginton*                                                      523

  Lordson Yue*                                                        9,944
  -------------------------------------------------------
  TOTAL                                                           1,214,934


                             PLAN OF DISTRIBUTION

         We will not receive any of the proceeds from the sale of the securities by the selling stockholders. The selling stockholders may sell the securities from time to time directly to purchasers. Alternatively, the selling stockholders may from time to time offer the securities through underwriters, brokers, dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the securities for whom they may act as agent. The selling stockholders and any brokers, dealers or agents who participate in the distribution of the securities may be deemed to be "underwriters," and any profits on the sale of the securities by them and any discounts, commissions or concessions received by any brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. To the extent the selling stockholders may be deemed to be underwriters, the selling stockholders may be subject to some statutory liabilities of the Securities Act, including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

         The securities offered hereby may be sold from time to time by the selling stockholders, or, to the extent permitted by pledgees, donees, transferees or other successors in interest. The securities may be disposed of from time to time in one or more transactions through any one or more of the following:

         (a) a block trade in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         (b) purchases by a broker or dealer as principal and resale by that broker or dealer for its account;

         (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers;

         (d) an exchange distribution in accordance with the rules of that exchange or transactions in the over-the-counter market;

         (e)   in transactions otherwise than in the over-the-counter market;

         (f)   through the writing of put or call options on the securities;

         (g)   short sales of the securities and sales to cover the short sales;

         (h) the pledge of the securities as security for any loan or obligation, including pledges to brokers or dealers who may, from time to time, themselves effect distributions of the securities or interest therein;

         (i) the distribution of the securities by any selling stockholder to its partners, members or shareholders; and

         (j)   a combination of any of the above.

         These sales may be made at prices and at terms then prevailing or at prices related to the then current market price or at negotiated prices and terms. In effecting sales, brokers or dealers may arrange for other brokers or dealers to participate.

         At any time a particular offer of the securities is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount and type of securities being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers. The prospectus supplement and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the Commission to reflect the disclosure of additional information with respect to the distribution of the securities. In addition, the securities covered by this prospectus may be sold in private transactions or under Rule 144 rather than pursuant to this prospectus.

         To the best of our knowledge, there are currently no plans, arrangements or understandings between any selling stockholders and any broker, dealer, agent or underwriter regarding the sale of the securities by the selling stockholders. There is no assurance that any selling stockholder will sell any or all of the securities offered by it hereunder or that any selling stockholder will not transfer, devise or gift the securities by other means not described herein.

         Under the securities laws of some states, the securities may be sold in these states only through registered or licensed brokers or dealers. In addition, in some states, the securities may not be sold unless the securities have been registered or qualified for sale in that state or an exemption from registration or qualification is available and complied with.

         The selling stockholders and any other person participating in the distribution will be subject to applicable provisions of the Exchange Act, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling stockholders and any other person. Furthermore, under Regulation M under the Exchange Act, any person engaged in the distribution of the securities may not simultaneously engage in market-making activities with respect to the particular securities being distributed for particular periods prior to the commencement of the distribution. All of the foregoing may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

         Pursuant to the Declaration of Registration Rights entered into in connection with the initial offer and sale of the common stock by us, each of PMC and the selling stockholders will be indemnified by the other against particular liabilities, including some liabilities under the Securities Act, or will be entitled to contribution in connection therewith.

         We have agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the securities to the public other than commissions, fees and discounts of underwriters, brokers, dealers and agents.

                                  LEGAL MATTERS

         The validity of the shares offered hereby will be passed upon for PMC by Wilson Sonsini Goodrich & Rosati, Professional Corporation.

                                     EXPERTS

         The consolidated financial statements of PMC-Sierra, Inc. as of December 31, 1999 and December 31, 1998, and for each of the three years in the period ended December 31, 1999, have been audited by Deloitte & Touche LLP, independent auditors as described in its report. The financial statements, as described in the report, are incorporated by reference in this prospectus in reliance on the authority of the firm as an expert in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the expenses payable by the Registrant in connection with the filing of this Registration Statement (1).


Securities and Exchange Commission Filing Fee                        $65,166.73

Printing and Engraving Expenses                                      $10,000.00

Legal Fees and Expenses                                              $15,000.00

Accounting Fees and Expenses                                          -

Blue Sky Fees and Expenses                                            -

Transfer Agent and Registration Fees                                  $5,000.00

Miscellaneous expenses                                                -

Total                                                                $95,166.73

------------------------------------
(1) All of such expenses, other than the filing fee for the Commission and additional listing fee for Nasdaq, are estimates and are subject to future contingencies.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Certificate of Incorporation of PMC eliminates the liability of directors to PMC for monetary damages for breach of fiduciary duty as a director to the fullest extent permissible under Delaware law, as such law exists currently or as it may be amended in the future. Under Delaware law, such provision may not eliminate or limit director monetary liability for: (a) breaches of the director's duty of loyalty to PMC or its stockholders; (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (c) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (d) transactions in which the director received an improper personal benefit. Such limitation of liability provisions also may not limit a director's liability for violation of, or otherwise relieve PMC or its directors from the necessity of complying with, federal or state securities laws, or affect the availability of non-monetary remedies such as injunctive relief or rescission.

         PMC's Bylaws provide that PMC shall indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by law. PMC believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties. PMC's Bylaws also permit PMC to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether PMC would have the power to indemnify him or her against such liability under the General Corporation Law of Delaware. PMC currently has secured such insurance on behalf of its officers and directors.

         PMC has entered into agreements to indemnify its directors and officers, in addition to indemnification provided for in PMC's Bylaws. Subject to certain conditions, these agreements, among other things, indemnify PMC's directors and officers for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of PMC, arising out of such person's services as a director or officer of PMC, any subsidiary of PMC or any other company or enterprise to which the person provides services at the request of PMC.

ITEM 16.  EXHIBITS

         The  following   exhibits  are  filed  as  part  of  this  Registration
Statement:

NUMBER           EXHIBIT DESCRIPTION

5.1              Opinion of Counsel as to the validity of the Shares.
23.1             Consent of Counsel (included in Exhibit 5.1 above).
23.2             Consent of Deloitte & Touche LLP.

ITEM 17.  UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

            (1)To file,  during  any  period in which  offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed with or furnished by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Campbell, California, on August 22, 2000.

                                    PMC-SIERRA, INC.

                                    By: /s/ JOHN SULLIVAN
                                    --------------------------------------------
                                        John Sullivan
                                        Vice President, Finance
                                        (Principal Financial and Accounting
                                        Officer)



      Signature                     Title                               Date
----------------------  --------------------------------------   ---------------

                         President, Chief Executive Officer
------- * -------        (Principal Executive Officer)and
Robert L. Bailey         Chairman of the Board of Directors       August___,2000


/s/ JOHN SULLIVAN        Vice President, Finance(Principal
-----------------        Financial and Accounting Officer)
John Sullivan            Chief Financial Officer                  August 22,2000


                         Vice Chairman of the Board               August___,2000
------- * -------        of Directors
James V. Diller


                         Director                                 August___,2000
------- * -------
Alexandre Balkanski


                         Director                                 August___,2000
------- * -------
Colin Beaumont

                         Director                                 August___,2000
------- * -------
Frank J. Marshall


* By: /s/ JOHN SULLIVAN
         John Sullivan
         Attorney-In-Fact

                                  EXHIBIT INDEX


NUMBER        EXHIBIT DESCRIPTION

5.1           Opinion of Counsel as to the validity of the Shares.

23.2          Consent of Deloitte & Touche LLP.